SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2002

Andersen Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-1460 (Commission File Number)	06-0659863 (IRS Employer Identification No.)

405 Park Avenue

Suite 1202

New York, New York 10022

(Address of Principal (Zip Code)

Executive Offices)

Registrant's telephone number, including area code (212) 826-8942

Item 5. Other Information.

Andersen Group, Inc. (NASDAQ: ANDR) has offered to acquire the 75% of the outstanding stock of Moscow Broadband Communication Limited, a Cyprus limited liability company ("Moscow Broadband"), which it does not already own. The Company will offer 150 shares of its common stock for each share of Moscow Broadband common stock that is issued and outstanding. Moscow Broadband is the owner of a 50% equity interest in ZAO ComCor-TV, a Russian company, that is in the process of wiring the City of Moscow to provide broadband services including cable television, high-speed Internet access and IP-based telephony to residential and business customers. The Company's offer to the shareholders of Moscow Broadband is subject to, among other things, approval by the Company's shareholders, and is contingent upon the Company's successful closing of the purchase of the remaining 50% equity interest in ComCor-TV for a purchase price of approximately $28 million to be paid in the Company's common stock.

The Company expects to receive indications of interest from the Moscow Broadband shareholders before the end of July 2002. If all of the outstanding shares of Moscow Broadband are tendered, and all closing conditions are met, the Company expects to issue 2,250,000 shares of its common stock to the Moscow Broadband shareholders during September 2002. The Moscow Broadband shareholders will receive registration rights with respect to the privately placed shares that are similar to those to be given to Asinio Commercial Ltd., a Cyprus company ("ACL"), the purchaser of the equity interest in ComCor-TV currently held by OAO Moskovskaya Telecommunikationaya Company ("COMCOR"). The purchase of substantially all of the outstanding shares of Moscow Broadband common stock that are not presently owned by the Company is among the closing conditions to the stock subscription agreement signed by the Company and ACL.

Members of the Company's Board of Directors, officers of the Company and members of their immediate families own or control approximately 47% of Moscow Broadband's issued and outstanding common stock.

Following the closing of the ACL and Moscow Broadband transactions, the Company will own or control all or substantially all of the equity interest of ComCor-TV.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve risks and uncertainties and the actual outcome may differ materially from these statements. These statements include and relate to the Company's consummation of its proposed transactions with the Moscow Broadband shareholders and ACL, the consummation of the transaction between ACL and ComCor

All forward-looking statements included in this report are based upon information available to the Company as of the date hereof and the Company disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Andersen Group, Inc.

(Registrant)

Date: July 3, 2002

/s/ Andrew M. O'Shea

Name: Andrew M. O'Shea

Title: Chief Financial Officer